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                                                                   EXHIBIT 10.24

                             MANUFACTURING AGREEMENT

Solectron California Corporation ("Solectron") whose principle place of business is located at 847 Gibraltar Drive, Milpitas, California 95035 and Brocade Communications Systems, Inc. ("Brocade") whose principle place of business is located at 1901 Guadalupe Parkway, San Jose, California 95131 in their desire to formulate a strategic business relationship and to define their expectations regarding this relationship, hereby agree as follows:

1.0     PRECEDENCE:

1.1 This Standard Manufacturing Agreement (the "Agreement") is intended by Solectron and Brocade to operate as a basic set of operating conditions regarding their respective business relationship whereby Solectron would manufacture certain models of Brocade's products as described in more particularity in the addenda to this Agreement (the "Products"). Product-specific requirements along with specific business terms and conditions with respect to each Product will be mutually agreed to and documented by an executed addendum to this Agreement.

1.2 It is the intent of the parties that this Agreement and its addenda shall prevail over the terms and conditions of any purchase order, acknowledgment form or other instrument. In the event of a conflict between the terms of this Agreement and the terms contained in any addenda to this Agreement, the terms of the addenda shall be controlling. Addenda shall not be binding until executed by authorized representatives of each party.

1.3 This Agreement may be executed in one or more counterparts, each of which will be deemed the original, but all of which will constitute but one and the same document. The parties agree this Agreement and its addenda may not be modified except in writing signed by both parties.

1.4 Nothing in this Agreement shall be construed or deemed to prevent or otherwise inhibit Brocade's ability or right to manufacture, at Brocade's facility or at a third party facility of Brocade's choice, the Products. Further, nothing in this Agreement shall be construed or deemed to (i) require Brocade to order any units of the Products to be manufactured by Solectron, or (ii) prevent or otherwise inhibit Brocade's ability or right to design, develop, manufacture, have manufactured, market, use, sell, and or distribute any follow-on products or derivatives of the Products.

2.0     TERM

2.1 The effective date of this Agreement shall be 7/30/, 1999 ("Effective Date"). This Agreement shall commence on the Effective Date, and shall continue for an initial term of three (3) years. Thereafter, this Agreement shall automatically be renewed for successive one (1) year renewal terms unless either party requests in writing, at least one hundred twenty (120) days prior to the anniversary date of the then-current term, that this Agreement not be so renewed.



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3.0     PRODUCT FORECAST

3.1 It is agreed that Brocade will provide Solectron, on a monthly basis, a non-binding rolling twelve (12) month Product forecast. This section, as appropriate, may be modified in an addendum to reflect specific Product requirements. Solectron shall view all such forecasts as Confidential Information as provided in Section 11.

4.0     MATERIAL PROCUREMENT

4.1 Solectron is authorized to purchase materials using standard purchasing practices including, but not limited to, acquisition of material recognizing Economic Order Quantities, ABC buy policy and long lead time component management in order to meet the PO and long lead time requirements of Brocade, solely in accordance with the authorization procedures set forth in Section 4.2. Brocade recognizes its financial responsibility for the material purchased by Solectron on behalf of Brocade.

4.2 Solectron will purchase specified quantities of long lead time material and Brocade unique material as authorized by Brocade in advance and in writing. Solectron will compile and maintain (and provide an updated version to Brocade on a monthly basis that reflects Brocade's current requirements) a report concerning this long lead time material which will contain:

                *       Brocade part number

                *       Solectron part number

                *       Manufacturer name

                *       Manufacturer part number

                *       Manufacturer description

                *       Lead time

                *       Where used

                *       Quantity per unit of Product

                *       Purchase quantity authorized by Brocade

                *       Purchase price authorized by Brocade

                *       Extended price

        It is understood and agreed that if Brocade orders Solectron to stop production of Products for Brocade's convenience, prior to the consumption of all material authorized for purchase by Brocade pursuant to this Section 4.2, Brocade will purchase all material as provided in
        Section 4.3. It is the intention of both parties that Solectron effectively manages the long lead time and Brocade unique material inventory such that the inventory will be completely consumed by the end-of-support of the Products, and Brocade will consequently not have any such material inventory liability.

4.3. In the event of a termination or a cancellation of a purchase order or a material release, Solectron shall provide to Brocade within ten (10) business days the cost of material inventory and value-add, whether in raw form, work in process, or finished goods, and not returnable to the vendor or usable for other customers, the cost of material on order which cannot be canceled, and any vendor cancellation charges incurred with respect to material canceled or returned to the vendor.



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4.4.    Solectron shall undertake reasonable efforts to cancel all applicable component purchase orders and reduce component inventory through return for credit programs or allocate components for alternate programs if applicable. Charges will be finalized within thirty (30) business days.

4.5. Solectron shall define manufacturing capacity for each major step in the manufacturing process and total manufacturing capacity for each Product and/or family of Products. Solectron will also provide component supplier supply capacity information with the exception of Brocade Managed Components, as defined below in Section 7.3 (collectively "Capacity Information"). Capacity Information along with up-to-date information on Solectron's manufacturing capacity model and cycle time plan will be provided to Brocade on the first day of each month in a monthly report or as requested by Brocade. Component supplier capacity information will be provided on an as-needed basis.

4.6. During the term of this Agreement, Solectron agrees to aggressively monitor lead times and cycle times for the various Products as broken down into the following major categories:

                *       Order processing cycle time

                *       Material lead time

                *       Manufacturing cycle time

                *       Pack out and shipping cycle time

        This information will be reported to Brocade on a monthly basis, or as otherwise requested by Brocade ("Lead time Reports"). Solectron agrees to aggressively work with Brocade to develop strategies which will lead to ongoing reductions in lead times and cycle times for the various categories. The Lead time Reports will include the details and results of the implementation of such strategies.

4.7. Solectron will perform a preferred supplier comparison on an ongoing basis to ensure optimal use of Solectron's preferred supply base.

4.8. Upon written request by Brocade, Solectron agrees to increase or decrease the quantity of Products scheduled to be delivered to Brocade as follows:

        [*]

        Solectron agrees to use commercially reasonable efforts to meet the [*] in the table above. The above flexibility percentages are the limit for the sum of requested changes during any rolling [*] day planning cycle. [*]. The maximum cumulative reschedule delay is sixty (60) days.

5.0     PURCHASE ORDERS AND PRICE REVIEWS

5.1 Brocade agrees to provide Solectron Purchase Orders or Material Releases [*] calendar days in advance of the scheduled delivery date (or as otherwise provided by an

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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        addendum) and shall become effective upon acceptance of the order by
        Solectron. Solectron shall accept or reject all Purchase Orders within two (2) business days of receipt or such Purchase Orders shall be deemed accepted by Solectron. Such confirmation must include acceptance of requested delivery dates. If Solectron is unable to accept Brocade's requested delivery dates, Solectron must immediately advise Brocade of the reason such delivery dates cannot be met. Change orders shall be provided by written or electronically dispatched notice from Brocade. Solectron shall notify Brocade of acceptance of a change order within two (2) business days after receipt of Brocade's change order.

5.2 In the event of termination or cancellation of a purchase order, the terms of Section 4.3 shall apply.

5.3 Solectron and Brocade will meet every [*] months, or more frequently upon the request of either party, during the term of this Agreement to review pricing and determine whether any price increase or decrease is required. Any price change shall apply only to purchase orders or material releases issued after the effective date of such price change, unless otherwise agreed to by Solectron and Brocade.

6.0     DELIVERY

6.1 Solectron acknowledges and agrees that Solectron shall make commercially reasonable efforts to meet the target goal of 100% on-time delivery to Brocade's customer, defined as the shipment of Product by Solectron within a maximum window of 0 days early and 0 days late based on the acknowledged delivery due date. This section, as appropriate, may be modified by an addendum to reflect specific Product requirements.

6.2 All shipments shall be F.O.B. origin (Solectron's dock). Title and risk of loss shall pass to Brocade upon Solectron's tendered delivery to the common carrier or Brocade's designee.

6.3 Upon learning of any potential delivery delays, Solectron will notify Brocade within one (1) business hour as to the cause and extent of such delay.

6.4 If Solectron fails to make deliveries at the specified time and such failure is caused by Solectron, Solectron will, at no additional cost to Brocade, employ accelerated measures such as material expediting fees, premium transportation costs, or labor overtime required to meet the specified delivery schedule or minimize the lateness of deliveries; however, [*].

6.5 Should Brocade require Solectron to undertake export activity on behalf of Brocade, Brocade agrees to submit requested export information to Solectron pursuant to Solectron Guidelines for Brocade-Driven Export Shipments as provided in the addenda.

6.6 All Products shall be packaged and prepared for shipment in a manner which (i) follows the requirements set forth in Brocade's Purchase Order, (ii) follows good commercial practice, (iii) is acceptable to common carriers for shipment, and (iv) is adequate to ensure safe arrival. Each shipment shall be accompanied by a packing slip that includes Brocade's part numbers, purchase order number and the quantity shipped.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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7.0     PAYMENT TERMS

7.1 Solectron and Brocade agree to payment terms of [*] after the date of shipment of Product or Solectron's invoice, whichever is later.

7.2 Currency will be in U.S. Dollars unless specifically negotiated and reflected in the addenda.

7.3 Solectron and Brocade agree that the prices for each unit of Product manufactured by Solectron for Brocade pursuant to the Agreement shall be set forth in the applicable addenda, and further agree that such prices shall be generally based upon a formula of different percentage mark-ups or margins contained in such applicable addenda for the different components, depending upon whether the various components are either (i) components for which Solectron is responsible for all aspects of the management of the relationship with the supplier ("Solectron Managed Components"), or (ii) components for which Brocade is responsible for all aspects of the management of the relationship with the supplier ("Brocade Managed Components"). The applicable addenda for the products manufactured by Brocade as of the Effective Date shall be Exhibit 1 attached hereto.

8.0     QUALITY

8.1 Solectron shall manufacture the Products in accordance with the process quality requirements, standards, specifications and expectations as set forth in Exhibit 2 ("Quality System and Product Quality Requirements").

8.2 Solectron will use best industry standards in manufacturing, assembly and test, consistent with meeting Brocade's product specifications. As far as practical, Solectron will use documented industry standards (ASME, IPC, SPI, etc.).

8.3 Workmanship standards for the PCBA are IPC 610b Class II and IPC-R-700C Class II. Workmanship standards for the system level are Cosmetic Specifications of Molded Parts: SPI 1994 edition. As needed, Solectron and Brocade can mutually agree to add industry or product-specific standards.

9.0     ENGINEERING CHANGES

9.1 Brocade may, upon advance written notice to Solectron, submit engineering changes (ECOs) for incorporation into the Product. It is important that this notification include documentation of the change to effectively support an investigation of the impact of the engineering change. Solectron will use all reasonable efforts to review the engineering change and report to Brocade within two (2) business days). If any such change affects the price, delivery, or quality performance of said Product, an equitable adjustment will be negotiated between Solectron and Brocade prior to implementation of the change.

9.2 The parties agree that five (5) business days is a reasonable time period to permit Solectron to evaluate ECO impact regarding potential excess material liability, price, and delivery.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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9.3     Solectron agrees not to undertake significant process changes, design changes, or process step discontinuance affecting electrical performance and/or mechanical form and fit without prior written notification and concurrence of Brocade.

9.4 Brocade shall pay Solectron for their costs of implementing ECOs at the rate of [*] each. [*] per sustaining product per month will not be charged to Brocade. ECOs that are just for AVL changes will not be charged to Brocade. ECOs before a product reaches General Availability
        (GA) maturity will not be charged to Brocade.

10.0    INVENTORY MANAGEMENT

10.1 Solectron agrees to purchase components according to Brocade approved vendor list (AVL)

10.2 All tools, tooling equipment, test equipment and other related items furnished to Solectron by Brocade (See Attachment 1 for list effective at contract signing date) or paid for by Brocade ("Brocade Property") in connection with this Agreement will be clearly identified by Solectron and will remain the property of Brocade and shall:

                * Be clearly marked and remain the personal property of Brocade.

                *       Be kept free of liens and encumbrances.

                * Be certified by Brocade to be in compliance with the GAO's Y2K guidelines.

10.3. Unless otherwise agreed, Brocade is responsible for the general maintenance of Brocade tooling/equipment. Solectron will maintain burn-in ovens, hi-pot tester and test fixtures at no labor cost to Brocade, but will charge Brocade for parts and supplies.

10.4. Brocade hereby appoints Solectron its bailee and assigns to Solectron the Brocade Property, and Solectron accepts such appointment and agrees that it will not issue any negotiable bills or receipts on the Brocade Property and shall neither file nor permit any lien or other claim to be filed against any of the Brocade Property. In the event that such a lien or claim is filed, Solectron shall promptly notify Brocade and shall take all action necessary to cause such lien or claim against the Brocade Property to be released or otherwise removed within forty-five
        (45) days. If such lien or claim is not released within such forty-five
        (45) days, then Solectron shall be deemed to have purchased the Brocade Property at the then current replacement costs for such Brocade Property and such amount shall be immediately payable to Brocade.

10.5. Solectron shall hold Brocade Property at its own risk and shall not modify the property without the written permission of Brocade. Brocade property will be used by Solectron only for purposes of this Agreement. Upon Brocade's request, Solectron shall redeliver the property to Brocade in the same condition as originally received by Solectron with the exception of reasonable wear and tear. In the event the property is lost, damaged or destroyed, Solectron's liability for the property is limited to the book value of the property.

11.0    CONFIDENTIAL INFORMATION AND PROPRIETARY RIGHTS

11.1 Solectron and Brocade have executed as of April 21, 1998, as part of this Agreement, a Nondisclosure Agreement for the reciprocal protection of confidential information (the



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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        "NDA Agreement"), as attached hereto as Attachment 2 and incorporated herein by reference.

11.2 Subject to the terms of the NDA Agreement and the proprietary rights of the parties, Solectron and Brocade agree to exchange, at least semi-annually, relevant process development information and business plans to include market trends, process technologies, product requirements, new product developments, available capacity and other information to support technology advancements by both Solectron and Brocade.

11.3 Solectron acknowledges and agrees that all right, title and interest in and to the Products manufactured by Solectron for Brocade pursuant to this Agreement shall remain with Brocade (and/or its suppliers, as applicable).

12.0    WARRANTY

12.1. Solectron warrants for a period of [*] from the date of completion of the manufacture of the Product, that (i) the Product will conform to the specifications applicable to such Product at the time of its manufacture, which are furnished in writing by Brocade and accepted by Solectron; (ii) such product will be of good material (except for material supplied by Brocade) and workmanship and free from defects for which Solectron is responsible in the manufacture; (iii) such Product will be free and clear of all liens and encumbrances and that Solectron will convey good and marketable title to such Product.

12.2. All Products are subject to Brocade's inspection and acceptance at Brocade's facility or facility of the purchasers of the Products before final acceptance. If any Product delivered hereunder fails to conform to the specifications provided by Brocade and accepted by Solectron, then Brocade shall notify Solectron of such failure and Solectron will have up to five (5) business days after receipt of defective Product, to either repair or replace the Product at Solectron's option and cost for Solectron-caused problems. If Solectron fails to repair or replace such Product within such five (5) business day period, then Brocade shall have the right, without liability, to require expedited shipping of the conforming Product at Solectron's sole cost.

12.3. In the event that any Product manufactured shall not be in conformity with the foregoing warranties, Solectron shall, at Solectron's sole expense, replace, repair or correct such Product within [*] of receipt of such defective Product. Solectron shall waive any charges to Brocade in order to effect the replacement of such defective Products to Brocade. Solectron agrees to maintain a repair capability for products under warranty. If Solectron is unable to repair, replace or correct such product, then Solectron shall credit Brocade for the purchase price paid by Brocade for such Product.

12.4. The foregoing constitutes Brocade's sole remedies against Solectron for breach of warranty claims.

12.5. Solectron shall have no responsibility or obligation to Brocade under warranty claims with respect to Products that have been subjected to abuse, misuse, accident, alteration, neglect or unauthorized repair.

12.6. Solectron shall have no liability or responsibility for any losses, damages, or failures to the extent that any such claims are a result of
        (i) Solectron's compliance with Brocade's supplied specifications, (ii) the negligence of Brocade in supplying the goods, services, or


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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        information in connection with the design, development, distribution, and configuration of the product, (iii) modification or alteration of product by a party other than Solectron, (iv) incorrect installation or incorporation of product by either Brocade or Brocade's authorized field representative, (v) inherent design flaws the product which may induce intermittent failures, (vi) and transportation damage from approved freight carriers.

12.7 THE WARRANTIES CONTAINED IN THIS SECTION ARE IN LIEU OF, AND SOLECTRON EXPRESSLY DISCLAIMS AND BROCADE WAIVES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR USE.

13.0    TERMINATION

13.1. If either party fails to meet any one or more of the terms and conditions as stated in either this Agreement or the addenda, Solectron and Brocade agree to negotiate in good faith to resolve such default. Notwithstanding the foregoing, if the defaulting party fails to cure such default or submit an acceptable written plan (as determined by the non-defaulting party in its sole discretion) to resolve such default within thirty (30) days following the date of written notice of default, the nondefaulting party shall have the right to terminate this Agreement by furnishing the defaulting party with thirty (30) days written notice of termination.

13.2. Each party shall have the right to terminate this Agreement by giving termination notice, which termination shall become effective ten (10) days after mailing, if the other party:

        13.2.a. files an application for or consents to or directs the appointment of, or takes of possession by, a receiver, a custodian, trustee or liquidator of all or substantially all of such other party's property, whether tangible or intangible, wherever located;

        13.2.b. makes a general assignment for the benefit of creditors;

        13.2.c. commences or has the intention of commencing a voluntary case under the federal bankruptcy laws (as now or hereinafter may be in effect);

        13.2.d. is part of an adjudication that such other party is bankrupt or insolvent;

        13.2.e. files or has the intent to file a petition seeking to take advantage of any other law providing for the relief of debtors;

        13.2.f. acquiesces to or fails to have dismissed within ninety (90) days, any petition filed against such other party in any involuntary case under such bankruptcy law; or

        13.2.g. terminates, dissolves, or ceases to continue all or substantially all of its business affairs or distributes a substantial portion of its assets.



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13.3    Either Solectron or Brocade may terminate this Agreement without cause by giving one hundred twenty (120) days advance written notice to the other party.

13.4 The following Sections shall survive the expiration or earlier termination of this Agreement: sections 4.2, 4.3, 8, 11, 12, 13, 14, 15, 16, and 17.

14.0    DISPUTE RESOLUTION

14.1 In the spirit of continued cooperation, the parties intend to and hereby establish the following dispute resolution procedure to be utilized in the unlikely event any controversy should arise out of or concerning the performance of this Agreement.

14.2. In the event of a dispute or claim arising between the parties on any matter relating to this Agreement, either party may initiate negotiation proceedings by written notice to the other party setting forth the particulars of the dispute. Upon receipt of such notice, the parties agree to meet in good faith within two (2) weeks of the date of such notice, to jointly define the scope of and a method to remedy the dispute. If such meeting does not resolve the dispute, then senior management of Solectron and Brocade are authorized to and will meet personally within ten (10) days to confer in a bona fide attempt to resolve the matter. The parties will use diligent efforts to arrange meetings or telephone conferences as needed to facilitate these negotiations.

14.3. Should any disputes remain existent between the parties at the conclusion of the time periods set forth above, then the parties shall promptly submit any dispute to mediation with an independent mediator. In the event mediation is not successful in resolving the dispute within sixty (60) days of the beginning of the two-step resolution process set forth above, the parties agree to submit the dispute to binding arbitration in accordance with the rules of the Judicial Arbitration and Mediation Services/Endispute in San Jose, California (hereinafter "JAMS"), and judgment upon the award may be entered in any court having jurisdiction. A single arbitrator shall be selected according to JAMS rules within thirty (30) days of submission of the dispute to the JAMS. The arbitrator shall conduct the arbitration in accordance with the California Evidence Code. Except as expressly provided above, no discovery of any kind shall be taken by either party without the written consent of the other party, provided, however, that either party may seek the arbitrator's permission to take any deposition which is necessary to preserve the testimony of a witness who either is, or may become, outside the subpoena power of the arbitrator or otherwise unavailable to testify at the arbitration. The arbitrator shall have the power to enter any award that could be entered by a Judge of the Superior Court of the State of California sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of California or any other applicable law. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the forgoing, the parties irrevocably submit to the non-exclusive jurisdiction of the Superior Court of the State of California, Santa Clara County, and the United States District Court for the Northern District of California, San Jose Branch, in any action to enforce an arbitration award.



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15.0    LIMITATION OF LIABILITY

        IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, OR TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY, OR OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY DAMAGES OF ANY KIND WHETHER OR NOT EITHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

16.0    PATENT, COPYRIGHT AND TRADEMARK INDEMNITY

        Each party (the "Indemnifying Party") shall defend, indemnify, and hold harmless the other party from any claims by a third party of infringement of intellectual properties resulting from the acts of the Indemnifying Party pursuant to this Agreement, provided that the other party (i) gives the Indemnifying Party prompt notice of any such claims,
        (ii) renders reasonable assistance to the Indemnifying Party thereon, and (iii) permits the Indemnifying Party to direct the defense of the settlement of such claims.

17.0    GENERAL

17.1. Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor, and not an agent or employee of the other.

17.2. Each party to this Agreement will maintain insurance to protect itself from claims (i) by the party's employees, agents and subcontractors under Worker's Compensation and Disability Acts, (ii) for damages because of injury to or destruction of tangible property resulting out of any negligent act, omission or willful misconduct of the party or the party's employees or subcontractors, (iii) for damages because of bodily injury, sickness, disease or death of its employees or any other person arising out of any negligent act, omission, or willful misconduct of the party or the party's employees, agents or subcontractors.

17.3. Neither party shall delegate, assign or transfer its rights or obligations under this Agreement, whether in whole or part, without the written consent of the other party, except that Brocade may assign this Agreement to a successor in interest in the event of a merger, acquisition or purchase of all or substantially all of the stock or assets of Brocade. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity, except as expressly limited by this Agreement.

17.4. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired.



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17.5.   Except for purchase orders which may be sent by normal carrier, all notices and communications hereunder are required to be sent to the address or telecopier number stated below (or such other address or telecopier number as subsequently notified in writing to the other party): (i) By facsimile with confirmation of transmission, (ii) personal same or next day delivery or (iii) sent by commercial overnight courier with written verification of delivery. All notices so given shall be deemed given upon the earlier of receipt or one (1) day after dispatch.

        Any notices sent to Brocade hereunder should be sent to:

                             Brocade Communications Systems, Inc.
                             1901 Guadalupe Parkway
                             San Jose, CA 95131
                             Attn: Jean Zorzy
                             Fax No. (408) 487-8091

        with a copy to:

                             Maureen S. Dorney, Esq.
                             Gary Cary Ware & Freidenrich
                             400 Hamilton Avenue
                             Palo Alto, CA 94301
                             Fax No. (650) 327-3699

        Any notices sent to Solectron hereunder should be sent to:

                             Solectron Corporation
                             847 Gibraltar Drive, Bldg. #5
                             Milpitas, CA 95035
                             Attn: Jayne Carthy
                             Fax No. 408-956-6056

        with a copy to:

                             Solectron Corporation
                             847 Gibraltar Drive, Bldg. #5
                             Milpitas, CA 95035
                             Attn: Legal Department
                             Fax No. 408-957-2717

17.6. Neither party shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars or any other cause beyond the reasonable control of the delayed party provided that the delayed party: (i) gives the other party written notice of such cause within fifteen (15) days of the discovery of the event; and (ii) uses its reasonable efforts to remedy such delay in its performance. If Solectron is unable to deliver in accordance with agreed delivery Schedule, the terms of section 6.4 shall apply.

17.7. This Agreement shall be governed by, and construed in accordance with the laws of the State of California, excluding its conflict of laws provisions. In any action to enforce this Agreement, the prevailing party shall be awarded all court costs and reasonable attorney fees incurred.



                                    11 of 12

17.8. Neither party shall object to the use of a photocopy of the original of this Agreement for the purpose of making any required or allowed public filings.

17.9. This Agreement, the NDA Agreement and the Exhibits hereto are intended as the complete, final and exclusive statement of the terms of the agreement between the parties regarding the subject matter hereof and supersedes any and all other prior or contemporaneous agreements or understandings, whether written or oral, between them relating to the subject matter thereof. This Agreement may not be modified except in writing executed by both parties.

Agreed:

Solectron California Corporation        Brocade Communications Systems, Inc.

By: /s/ MICHAEL T. LING                 By: /s/ VICTOR RINKLE
   --------------------------------        -------------------------------------
Name: Michael T. Ling                   Name: Victor Rinkle
Title: VP Ops                           Title: VP Ops
Date: 7-30-99                           Date: 7-30-99



                                    12 of 12

                 Amendment No. 1 To The Manufacturing Agreement

        This Amendment No. 1 ("Amendment") to the Standard Manufacturing Agreement (the "Agreement") which was entered into effective 7/30, 1999, is by and between Brocade Communication Systems, Inc., with a place of business at 1901 Guadalupe Parkway, San Jose, California 95131 ("Brocade") and Solectron California Corporation, with its place of business at 847 Gibraltar Drive, Milpitas, California 95035 ("Solectron").

                                    RECITALS

        WHEREAS, the parties have entered into an agreement whereby Solectron acts as a contract manufacturer for Brocade; and

        WHEREAS, under limited circumstances, Brocade desires to grant [*] with a place of business at [*] with a limited right to purchase products direct from Solectron.

        NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    AGREEMENT

        1. All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

        2.      A new Section 18 is hereby added to this Agreement, as follows:

                18.1 In the event Brocade provides written notice to Solectron, [*] shall be entitled to purchase products directly from Solectron pursuant to the terms and conditions of this Agreement and at the same prices at which [*] could otherwise purchase such products from Brocade.

                18.2 Brocade shall provide Solectron with a list of products which Solectron may offer to [*] and the associated prices at which said products shall be offered. Such list shall be deemed confidential and subject to the non-disclosure agreement executed between Solectron and Brocade.

                18.3 Solectron shall remit to Brocade, in accordance with procedures to be mutually agreed upon, the difference in the price paid by [*] and the price which Brocade is charged under this Agreement for each product.

                18.4 Solectron acknowledges that in the event Brocade fails to notify Solectron that [*] right to buy products directly from Solectron has arisen, [*] may provide a copy of the agreement between [*] and Brocade as evidence to exercise such right. Prior to allowing [*] to buy directly,


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                        Solectron shall notify Brocade of the request from [*] to exercise this provision.

        3. Except as amended by the terms of this Amendment, all other terms and conditions of the Agreement, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties, through their duly authorized officers, have executed this Amendment.



Brocade:                                Solectron:

Brocade Communication Systems, Inc.     Solectron California Corporation

By: /s/ VICTOR RINKLE                   By: /s/ MICHAEL T. LING
-----------------------------------     --------------------------------
Print Name: VICTOR RINKLE               Print Name: Michael T. Ling

Title: VP Ops                           Title: VP Ops

Date: 7-30-99                           Date: 7-30-99


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT 1

                                     PRICING

BROCADE COMMUNICATIONS MANUFACTURING AGREEMENT -- 7/20/98

ASSUMPTIONS:

1.)     [*]

2.)     [*]

3.)     [*]

4.)     [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

BROCADE COMMUNICATION              SOLECTRON(R)            SLR QUOTE # R05036-98

UNIT PRICING

ASSEMBLY # 40-0000220-02 REV. E                            SILKWORM II CPU
RECURRING EXPENSE (NRE)
        VOLUME/Quarter                [*]               [*]             [*]

        Material Cost                 [*]               [*]             [*]

        Material Margin               [*]               [*]             [*]


        Material Price                [*]               [*]             [*]

        Assembly Labor                [*]               [*]             [*]

        ICT Labor                     [*]               [*]             [*]

        TOTAL UNIT PRICE              [*]               [*]             [*]

MATERIAL LEAD TIME   [*]

NONRECURRING EXPENSE (NRE)

        Manufacturing Tooling (taxable)
          Stencil                              [*]

          Wave Fixture                         [*]

          TOTAL Taxable Mfg

          Mfg. Engineering (nontaxable)

          Programming/Engineering              [*]

          TOTAL Non-Taxable Mfg                [*]

          Test Tooling (taxable)

          ICT Fixture                          [*]

          TOTAL Taxable Test                   [*]

          Test Engineering (nontaxable)

          ICT Program                          [*]

          TOTAL Non-Taxable Test               [*]

          TOTAL Assembly NRE                   [*]

        ICT ATE: HP307X UNIQUE TO 40-0000220-02

        A.      Basic test program to cover:

                -       this device will use TestJet only: U16, U31, U19, U22,
                        U17, U20

                -       this device will use TestJet + Library Test: U4, U5, U9,
                        U10

        B.      This test is based on the following assumptions:

                -       based on (estimated) node count: 625

LEAD TIME 3-4 weeks (upon receipt of all necessary documentation and P.O. #)



Solectron Confidential      SLS-10-021924 Rev: -       Page 2 of 8 June 16, 1998


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

BROCADE COMMUNICATION              SOLECTRON(R)            SLR QUOTE # R05036-98

UNIT PRICING

ASSEMBLY # 40-0000273-01 REV.K                     G PORT

RECURRING EXPENSE (NRE)
        VOLUME/Quarter           [*]               [*]               [*]

        Material Cost           $[*]              $[*]              $[*]

        Material Margin          [*]               [*]               [*]


        Material Price          $[*]              $[*]              $[*]

        Assembly Labor           [*]               [*]               [*]

        ICT Labor                [*]               [*]               [*]

        TOTAL UNIT PRICE        $[*]              $[*]              $[*]

MATERIAL LEAD TIME    [*]

NONRECURRING EXPENSE (NRE)

        MANUFACTURING TOOLING (TAXABLE)
        Stencil                                    $[*]

        Pick & Place Fixture                       $[*]

        Wave Fixture                               $[*]

        TOTAL Taxable Mfg.                         $[*]

        Mfg. Engineering (nontaxable)

        Programming/Engineering                    $[*]

        TOTAL Non-Taxable Mfg.                     $[*]

        Test Tooling (taxable)

        ICT Fixture                                $[*]

        TOTAL Taxable Test                         $[*]

        Test Engineering (nontaxable)

        ICT Program                                $[*]

        TOTAL Non-Taxable Test                     $[*]

        TOTAL ASSEMBLY NRE                         $[*]

ICT ATE: HP307X UNIQUE TO 40-0000273-01

        A.      Basic test program to cover:

                -       this device will use TestJet only: U1, U2, U3

        B.      This test is based on the following assumptions:

                -       based on (estimated) node count: 200

LEAD TIME 3 weeks (upon receipt of all necessary documentation and P.O. #)



Solectron Confidential          SLS-10-021924 Rev:     Page 3 of 8 June 16, 1998


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

BROCADE COMMUNICATION             SOLECTRON(R)              SLR QUOTE# R05036*98

UNIT PRICING

ASSEMBLY# 40-0000623-01 REV. 15                 FLANNEL PORT BOARD

RECURRING EXPENSE (NRE)
        VOLUME/Quarter           [*]               [*]               [*]

        Material Cost           $[*]              $[*]              $[*]

        Material Margin          [*]               [*]               [*]


        Material Price          $[*]              $[*]              $[*]

        Assembly Labor           [*]               [*]               [*]

        ICT Labor                [*]               [*]               [*]

        TOTAL UNIT PRICE        $[*]              $[*]              $[*]


MATERIAL LEAD TIME    [*]

NONRECURRING EXPENSE (NRE)

        Manufacturing Tooling (taxable)
        Stencil                                    $[*]

        Pick & Place Fixture                       $[*]

        Wave Fixture                               $[*]

        TOTAL Taxable Mfg.                         $[*]

        Mfg. Engineering (nontaxable)

        Programming/Engineering                    $[*]

        TOTAL Non-Taxable Mfg.                     $[*]

        Test Tooling (taxable)

        ICT Fixture                                $[*]

        TOTAL Taxable Test                         $[*]

        Test Engineering (nontaxable)

        ICT Program                                $[*]

        TOTAL Non-Taxable Test                     $[*]

        TOTAL ASSEMBLY NRE                         $[*]

ICT ATE: HP307X UNIQUE TO 40-0000623-01

        A.      Basic test program to cover:

                -       this device will use TestJet only: U8, U9, U10, U11

        B.      This test is based on the following assumptions:

                -       based on (estimated) node count: 235


LEAD TIME 3 weeks (upon receipt of all necessary documentation and P.O. #)



Solectron Confidential          SLS-10-021924 Rev: -   Page 4 of 8 June 16, 1998


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

BROCADE COMMUNICATION SOLECTRON (R) SLR QUOTE # R05036*98

UNIT PRICING

ASSEMBLY # 40-0000749-01 REV. A             SILKWORM II MOTHER BOARD

RECURRING EXPENSE (NRE)
        VOLUME/Quarter           [*]               [*]               [*]

        Material Cost           $[*]              $[*]              $[*]

        Material Margin          [*]               [*]               [*]


        Material Price          $[*]              $[*]              $[*]

        Assembly Labor           [*]               [*]               [*]

        ICT Labor                [*]               [*]               [*]

        TOTAL UNIT PRICE        $[*]              $[*]              $[*]

MATERIAL LEAD TIME    [*]

NONRECURRING EXPENSE (NRE)

        Manufacturing Tooling (taxable)
        Stencil                                    $[*]

        Pick & Place Fixture                       $[*]

        Wave Fixture                               $[*]

        TOTAL Taxable Mfg.                         $[*]

        Mfg. Engineering (nontaxable)

        Programming/Engineering                    $[*]

        TOTAL Non-Taxable Mfg.                     $[*]

        Test Tooling (taxable)

        ICT Fixture                                $[*]

        TOTAL Taxable Test                         $[*]

        Test Engineering (nontaxable)

        ICT Program                                $[*]

        TOTAL Non-Taxable Test                     $[*]

        TOTAL ASSEMBLY NRE                         $[*]

ICT ATE: HP307X UNIQUE TO 40-0000749-01

        A.      Basic test program to cover:

                - this device will use TestJet only: U1, U2, U3, U27, U28, U29, U30, U31, U32, U33, U34, U35

                -       this device will use TestJet + Library Test: U8-25

        B.      This test is based on the following assumptions:

                -       based on (estimated) node count: 1275

LEAD TIME     4-5 weeks (upon receipt of all necessary documentation and P.O. #)


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Solectron Confidential          SLS-10-021924 Rev: -   Page 5 of 8 June 16, 1998

BROCADE COMMUNICATION             SOLECTRON(R)              SLR QUOTE #R05036-98

UNIT PRICING

ASSEMBLY# 70-0000370-03 REV. 1                     SILKWORM II

RECURRING EXPENSE (NRE)
        VOLUME/Quarter           [*]             [*]               [*]

        Material Cost           $[*]            $[*]              $[*]

        Material Margin          [*]             [*]               [*]


        Material Price          $[*]            $[*]              $[*]

        Assembly Labor           [*]             [*]               [*]

        System Test              [*]             [*]               [*]

        Haas Test                [*]             [*]               [*]

        TOTAL UNIT PRICE        $[*]            $[*]              $[*]



Solectron Confidential       SLS-10-021924 Rev:        Page 6 of 8 June 16, 1998


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT 2

                  QUALITY SYSTEM & PRODUCT QUALITY REQUIREMENTS

1       PURPOSE

1.1 This document outlines the Quality System and Product Quality Requirements to Solectron. While this document defines quality requirements that are the responsibility of Solectron, it is important to note that it is Brocade's intention to establish an open quality management relationship with Solectron.

2       SCOPE

2.1 The Quality System and Product Quality Requirements called out in this document are for the Fibre Channel Switches and associated printed circuit boards manufactured by Solectron.

2.2 Where the requirements called out in this document conflict with requirements called out elsewhere, the order of precedence is as follows:

2.2.1   Contractual agreements

2.2.2 Brocade Communications Purchase Order, Brocade Communications Engineering drawing or specification noted in the Purchase Order

2.2.3   This document

3       DEFINITIONS

3.1 Unless otherwise specified the terms used in this document are defined in:

3.1.1   ISO 8402-1986, Quality Vocabulary

3.1.2   ANSI/ASQC A3-1987, Quality Systems Terminology

3.2 Unit: In this document a unit is considered to be an assembled printed circuit board (e.g. a CPU board), a subassembly (e.g., power supply), a chassis, or a fully assembled switch made up of printed circuit boards, subassemblies, displays, and chassis.

4       RESPONSIBILITY

4.1 The Supply Base Engineer reporting to the Manager, Product and Process Quality in the Brocade Communications-Operations function is responsible for implementing the requirements of this document.

5       REFERENCE DOCUMENTS

5.1     ISO STANDARD 840        Quality Vocabulary

5.2     ISO 9000:1994           Quality management and quality assurance
                                standards -Guide lines for selection and use

5.3     ISO 9002:1994           Quality Systems- Model for quality assurance in
                                design/development, production, installation and servicing.

5.4     ANSI/ASQC A3- 1987      Quality Systems Terminology

5.5     ANSI/ASQC Q1 1986       Guide Lines for Quality System Audits

5.6     MIL STD 105E            Sampling procedures and Tables for inspection
                                by Attributes

6       EQUIPMENT REQUIRED (HARDWARE AND SOFTWARE) (NONE REQUIRED)

7       QUALITY SYSTEM REQUIREMENTS

7.1     Quality System Requirements:

        Brocade Communications' Quality System requirements are defined in the document ISO 9002:1994. Solectron's conformance to these requirements will be determined by a Quality Assessment organized by the Supply Base Engineer and carried out with the assistance of other Brocade Communication groups.

7.1.1 Brocade Communications reserves the right to conduct, with proper notification, periodic reviews of Solectron's Process and Quality Control system. These reviews can include all aspects of materials management, manufacturing, test, and quality records associated with products and services sold or provided to Brocade Communications by Solectron.

7.2 If the Quality Assessment shows that Solectron is does not meet the ISO 9002 requirements, the deficiencies will be noted and corrective action may be required. (See the ANSI/ASQC Q1 1986: Guide Lines for Quality System Audits).

7.3     Process Definition:

        Prior to the start of production, Brocade Communications' Supply Base Engineer (SBE) and Solectron's representative will determine the key steps of the process flow. The key steps of the process flow will be documented using either Brocade's or Solectron's documentation.

7.4     Process Changes:

        Once the key process steps are defined, they can not be changed without written notification and approval from the Brocade Communications' Quality Engineer prior to the implementation of the changes. Examples of process changes are: using parts not called out on the Approved Vendor List (AVL), alterations to the agreed on process flow, changing pass/fail parameters, increasing or decreasing test times, changes in test equipment, relocation of the process to a different location, etc.

7.5     Process Reporting:

        Prior to the start of volume production Brocade Communications' Quality Engineer and Solectron's representative will agree on the content, format, and frequency of the Process Reports.

7.5.1 The Process Reports will include, at a minimum, yields at each operation, defect paretos at each operation, and corrective actions to address the significant defects. The reports will include data from the On-Going Reliability Test and the Out-Of the Box Audit (OOBA).

7.5.2 Brocade will, as far as practical, use Solectron's data collection process and reports, provided they meet Brocade's requirements. The data will be sent electronically.

7.6     Process Qualification and Improvement

7.7 Prior to the start of volume shipments the Brocade and Solectron will conduct a Product Verification Test (PVT). The PVT is a controlled build of a predetermined number of units with the purpose of demonstrating the capability of the process to produce defect free product in a cost efficient way.

7.7.1 The Brocade Quality Engineer and Solectron's representative will determine prior to the start of the volume production the target yield for the PVT build.

7.7.1.1 If the target yield is reached, the process is considered capable and ready for volume production.

7.7.1.2 If the target yield is not met, the Brocade Supply Base Engineer and Solectron's representative will jointly develop a corrective action plan to improve the process yield. When the corrective actions have been implemented, a second PVT build will be done. If this build meets the predetermined goals, the volume production can begin. If the yield is not met, the corrective action process will be duplicated until the predetermined yield criterion is reached.

7.7.2 Once volume production starts, the Brocade Supply Base Engineer and Solectron's representative will agree on a yield improvement plan. The Yield Improvement Plan (YIP) will set targets for quarterly yield or process improvements. If the quarterly goals are not reached, the Brocade and Solectron will determine what corrective actions are necessary to reach the quarterly goals.

7.8     On-Going Reliability Test

        Brocade Communications uses an On-going Reliability Test (ORT) as a measure of the production process performance. Prior to the start of volume production Brocade's Supply Base Engineer and Solectron's representative will agree on the how the

        On-going Reliability test will be implemented. The implementation will follow the guidelines called out in the Brocade Communications' Process number 99-0000401-01



June 18, 1999                     Page 3 of 4             Quality System
                                                                and
                                                    Product Quality Requirements

7.8.1 If there is a failure in the ORT, Solectron will immediately notify Brocade's Supply Base Engineer. Solectron's representative and Brocade's SBE will immediately start the failure analysis process and take any corrective action necessary. When the failure analysis is completed, the Brocade SBE will inform Brocade's Manager of Process and Product Quality of the findings and the status of the corrective action.

7.9     Failure Analysis:

        Solectron is required to do failure analysis on all in-warranty units returned from Brocade's customers. At Brocade's request Solectron is required to perform the first level failure analysis (determine the failed component) within one working day after receiving the failed unit. The root-cause analysis (analysis of the defective component) must be done within ten working days after the receipt of the failed unit.

7.10    Epidemic Failure:

        Epidemic failures are unit failures that are the result of defects in material, workmanship, and/or other deficiencies attributable to or within the control of Solectron, including but not limited to, incorrect use of components with inherent or latent defects, or consistent maladjustments during manufacture. The Epidemic Failure rate is defined as three times the Normal Annualized Failure rate specified in the Product Specification.

7.10.1 If the unit manufactured by Solectron for Brocade Communications is found to fail at an Epidemic rate, Solectron and Brocade Communications will mutually agree on a corrective action plan to be carried out by Solectron, at Solectron's expense to repair and replace the defective units.

7.11    Field Failure Rates as a Measure of Solectron Performance:

        Solectron's performance in delivering a quality product is determined by the Field Failure Rate and is measured as the Annualized Field Failure Rate. This is rate is calculated as the average number of returns over the last three months divided by the installed base, then multiplied by twelve to give an annualized rate.

7.11.1 If the Field Failure Rate of the unit manufactured by Solectron for Brocade Communications exceeds the Normal Annualized Failure Rate called out in the Product specification, Solectron and Brocade Communications will mutually implement a program to determine the root causes of the Field Failure Rate and implement corrective actions.



June 18, 1999                     Page 4 of 4             Quality System
                                                                and
                                                    Product Quality Requirements

ATTACHMENT 1 BRC CONSIGNED EQUIPMENT LIST

Item    Equip. Description                 Serial Number    BRC Asset No.   SLR ID #      Comments
1       Dell Monitor 17"                   7117360          100018

2       Dell Monitor 17"                   04036a606p       100007

3       PC CPU DELL Dimension              88jpx            100013
        xps 166

4       Dell Monitor 17", lab              04036a7fiv       102079

5       PC CPU HP Vectra XA                us74152334       107074

6       HP Vectra- PC                      us75150685       107159

7       Sony Monitor 200ES                 4036166          100302

8       Sony Monitor 200ES                 4034244          100306

9       HP Vectra- CPU                     75150693         100307

10      HP- CPU                            us75150707       100345

11      Ascend P50 - SLR -GW               7196010          106349

12      Dell Laptop Latitude               7147346byk8642   106365

13      Dell XPS CPU                       88jq8            102064

14      LinkSys 16 port 10bT Hub           N/A              107401

15      LinkSys 16 port 10bT Hub           N/A              107402

16      Bur-In Oven #1                     N/A              N/A             BRCOVEN1

17      Bur-In Oven #2                     N/A              N/A             BRCOVEN2

18      Bur-In Oven #3                     N/A              N/A             BRCOVEN3

19      Bur-In Oven #4                     N/A              N/A             BRCOVEN4

20      Bur-In Oven #5                     N/A              N/A             BRCOVEN5

21      Bur-In Oven #6                     N/A              N/A             BRCOVEN6

22      Bur-In Oven #7                     N/A              N/A             BRCOVEN7

23      Run-In Oven #1                     N/A              N/A             BRCOVEN8

24      Run-In Oven #2                     N/A              N/A             BRCOVEN9

25      Run-In Oven #3                     N/A              N/A             BRCOVEN10

26      ICT Fixture 40-0000749-01          N/A              N/A                           Located on C4 shelf

27      ICT Fixture 40-0000623-01          N/A              N/A                           Located on C1 shelf

28      ICT Fixture 40-0000220-01          N/A              N/A                           Located on C1 shelf

29      ICT Fixture 40-0000004-01          N/A              N/A                           Located on C1 shelf

30      ICT Fixture 40-0000273-01          N/A              N/A                           Located on C1 shelf

31      ICT Fixture 40-0000003-01          N/A              N/A                           Located on C1 shelf

32      SMT Stencil 40-0000623-04 Top      N/A             N/A                            Located on F01
                                                                                          Shelf SMT

33      SMT Stencil 40-0000623-04 Bot      N/A             N/A                            Located on F02
                                                                                          Shelf SMT

34      SMT Stencil 40-0000749-01 Top      N/A             N/A                            Located on F03
                                                                                          Shelf SMT

35      SMT Stencil 40-0000749-01 Bot      N/A             N/A                            Located on F04
                                                                                          Shelf SMT

36      SMT Stencil 40-0000220-03 T & B    N/A             N/A                            Located on F05
                                                                                          Shelf SMT

37      SMT Stencil 40-0000273-03 Top      N/A             N/A                            Located on F06
                                                                                          Shelf SMT

38      SMT Stencil 40-0000273-03 Bot      N/A             N/A                            Located on F07
                                                                                          Shelf SMT

39      SMT Stencil 40-0200003-03 Top      N/A             N/A                            Located on F09
                                                                                          Shelf SMT

40      SMT Stencil 40-0200003-03 Bot      N/A             N/A                            Located on F08
                                                                                          Shelf SMT

41      SMT Stencil 40-0000001-01 T & B    N/A             N/A                            Located on F10
                                                                                          Shelf used on
                                                                                          proto run SMT

42      SMT Stencil 40-0000727-05 Top      N/A             N/A                            Located on F11
                                                                                          Shelf SMT

Item    Equip. Description                  Serial Number    BRC Asset No.     SLR ID #        Comments
43      SMT Stencil 40-0000727-05 Bot            N/A             N/A                           Located on F12
                                                                                               Shelf SMT

44      SMT Stencil 40-0000004-03 Top            N/A             N/A                           Located on F13
                                                                                               Shelf SMT

45      SMT Stencil 40-0000004-03 Bot            N/A             N/A                           Located on F14
                                                                                               Shelf SMT

46      SMT Stencil 40-0000003-01 Top            N/A             N/A                           Located on F15
                                                                                               Shelf SMT

47      SMT Stencil 40-0000003-01 Bot            N/A             N/A                           Located on F16
                                                                                               Shelf SMT

48      Functional Test Fixture 2400                                         BRC2400 F/T 1

49      Functional Test Fixture 2400                                         BRC2400 F/T 2

50      Functional Test Fixture 2800                                         BRC2800 F/T 1

51      Functional Test Fixture 2400                                         BRC2800 F/T 2

52      Functional Test Debug Fixt. 2400                                     BRC2400 F/T DBG 1

53      Functional Test Debug Fixt. 2800                                     BRC2800 F/T DBG 1

54      Dell Optiplex PC                     UN6JL                                             Used On ESS Chamber

55      Dell Monitor                         84779-DVYN-29                                     Used On ESS Chamber

56      6681A Power Supply                   US36400338                                        Used On ESS Chamber

57      6681A Power Supply                   US36400327                                        Used On ESS Chamber

58      6680A Power Supply                   US36480139                                        Used On ESS Chamber

59      6680A Power Supply                   US36480130                                        Used On ESS Chamber

60

61

62

63

ATTACHMENT 2             MUTUAL NONDISCLOSURE AGREEMENT

All parties below acknowledge that, by reason of their relationship, they may have access to certain information and materials concerning the other's business, plans, products and technical data which are confidential and of substantial value which would be impaired if such information were disclosed to third parties. Accordingly, for the purposes of protecting and preserving the confidential and/or proprietary nature of information to be disclosed or made available by each party to the others under this Mutual Nondisclosure Agreement ("Agreement"), the parties hereto agree as follows:

1. Confidential Information. For the purposes of this Agreement, Confidential Information means any technical, business, financial, contractual terms and conditions or other information or data furnished by one party to the other: (i) in written or other tangible form marked with a proprietary legend, or (ii) in oral or visual form, identified as being confidential at the time of the disclosure and thereafter summarized in a writing which identifies the Confidential Information and is transmitted to the receiving party within thirty
(30) days after such oral or visual disclosure.

2. Period of Protection. The period of protection during which Confidential Information received pursuant to this Agreement shall be subject to an obligation of confidentiality and protection is five (5) years from the date of first receipt of the Confidential Information.

3. Standard of Care. The standard of care which each party shall be required to employ in protecting and handling a Confidential Information received pursuant to this Agreement is the same degree of care which the receiving party uses to protect and safeguard its own Confidential Information of the kind, but not less than a reasonable degree of care.

4. Restrictions on Use. Confidential Information shall be used solely for internal evaluation and use pertaining to the purpose of this Agreement and shall not otherwise be used for the benefit of the receiving party or others. Confidential Information shall be disclosed only to the employees of the receiving party who have a "need to know" and executed an internal nondisclosure agreement.

5. Information Not Subject to Confidentiality. The Confidential Information of a party shall not include and the foregoing obligations shall not apply to information or data which: (i) was generally available to the public at the time of receipt from the disclosing party, or thereafter to have become generally available to the public; (ii) is known to the receiving party on a non-confidential basis prior to its receipt from the disclosing party; (iii) disclosed with the prior written consent of the disclosing party; (iv) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party; (v) was required to be disclosed pursuant to law; (vi) developed independently by personnel of the receiving party who had no substantive knowledge of the disclosing party's Confidential Information at the time of such independent development.

6. No License. The disclosure of Confidential Information shall not be construed as granting either a license under any patent, patent application or any right of ownership in said Confidential Information.

7. Equitable Relief. The receiving party acknowledges and agrees that in the event of a breach or threatened breach of any provision of this Agreement, the disclosing party shall have no adequate remedy at law and shall therefore be entitled to enforce any such provision by temporary or permanent injunctive or mandatory relief obtained in any court without the necessity of proving damages, posting any bond or other security, and without prejudice or diminution of any other rights or remedies which may be available at law or in equity. This Agreement shall be construed in accordance with the laws of the State of California.

8. Termination. This Agreement may be terminated by either party giving the other parties a thirty (30) day termination notice in writing. Upon expiration or termination of this Agreement, each party shall cease all use of the other party's Confidential Information and return to the other party all tangible copies of the other party's Confidential Information.

AGREED:

SOLECTRON                                    Brocade Communications Systems, Inc.
-------------------------------------        -------------------------------------        -------------------------------------
                                             Name of Other Party                          Name of Other Party

/s/ Kelly Priest                             /s/ Jean Zorzy
                                                                                          -------------------------------------
Authorized Representative's Signature        Authorized Representative's Signature        Authorized Representative's Signature

KELLY PRIEST                                 Jean Zorzy
---------------------------------------     ---------------------------------------
Name                                         Name                                         -------------------------------------
                                                                                          Name

DIRECTOR OF SALES                            DIRECTOR, SUPPLIER MGMT

-------------------------------------        -------------------------------------        -------------------------------------
Title                                        Title                                        Title


4-15-98                                      4/21/98
---------------------------------------     ---------------------------------------
Date                                         Date                                         -------------------------------------
                                                                                           Date

                                             1901 Guadalupe Pkwy                          -------------------------------------
MILPITAS, CA                                 San Jose, CA 95131
---------------------------------------     --------------------------------------        -------------------------------------
Address                                      Address                                      Address
SLRNDA3P doc (Date 11/22/95)                                                                             Confidential
